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                                                                   EXHIBIT 23(b)

                        Consent of Independent Auditors

The Board of Directors
of Motorola, Inc.:

We Consent to the use of our audit reports dated January 9, 1995 on the consolidated financial statements and financial statement schedule of Motorola, Inc. and consolidated subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period then ended incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Chicago, Illinois
September 21, 1995